EXHIBIT 10.62

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”), dated for reference purposes only as April 28, 2006, is made and entered into by and between MCMORGAN INSTITUTIONAL REAL ESTATE FUND I, LLC, a Delaware limited liability company (as successor-in-interest to Landhold, Inc.) (“Landlord”), and HEALTH NET, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord’s predecessor-in-interest and Tenant entered into that certain Standard Lease Agreement (Office) dated March 5, 2001 (“Original Lease”), for certain Premises located at 11971 Foundation Place, Rancho Cordova, California, which Original Lease was amended pursuant to that certain amendment dated November 22, 2002 (“First Amendment”). For purposes of this Amendment, the term “Lease” shall mean the Original Lease, as amended by the First Amendment. The terms used and not otherwise defined herein shall have the same meanings and definitions as set forth in the Lease.

B. Tenant has previously installed, and is currently operating and using, a repeater system on a portion of the roof and other areas of the Building (“Existing Repeater Facilities”).

C. In addition to the Existing Repeater Facilities, Tenant desires to use certain portions of the roof of the Building for the installation, operation and use of four (4) security cameras (“Rooftop Security Cameras”).

D. Landlord is willing to grant to Tenant, and Tenant is willing to accept from Landlord, a non-exclusive license for the continuing use by Tenant of the roof and certain other areas of the Building for the operation and use of the Existing Repeater Facilities and for use by Tenant of portions of the roof and certain other areas of the Building for the installation, operation and use of the Rooftop Security Cameras, all on the terms and conditions set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Non-Exclusive License. Subject to the terms and conditions set forth in this Amendment below, Landlord hereby grants to Tenant a non-exclusive license (“License”):

(i) for the use of certain portions of the roof of the Building, which portions are shown on Exhibit A attached hereto, for the installation, operation and use (including maintenance and repair) of the Existing Repeater Facilities and the Rooftop Security Cameras, and associated installations, all as more particularly described in Exhibit B (collectively, the “Tenant’s Rooftop Installations”), and for the installation of cabling, conduit and other electrical wiring (“Conduit”) connecting the Tenant’s Rooftop Installations to certain equipment of Tenant located in the Premises (the Tenant’s Rooftop Installations and the Conduit are individually and collectively referred to herein as the “Facilities”);

(ii) for the use of such stairwells and roof access passageways in the Building and on the roof of the Building as may be designated by Landlord for the purpose of access to and from the Tenant’s Rooftop Installations; and

(iii) for the placement of, and access to, Conduit in such risers and pathways (collectively, “Raceways”) and utility rooms in the Building as are designated by Landlord for such purposes.

The License granted to Tenant hereunder is non-exclusive. Except as otherwise specifically set forth in this Amendment, Landlord shall not charge Tenant any rent or other fees for the License (except that Landlord expressly reserves the right to charge such rent and/or fees for the License in the future, upon not less than thirty (30) days prior written notice to Tenant, and any such rent and fees so charged by Landlord shall be payable by Tenant hereunder as and when charged by Landlord). Landlord expressly reserves the right to grant to itself and other parties, including, without limitation, other occupants of the Building and third party vendors, the right to install and operate other equipment and facilities, (including, without limitation, telecommunications equipment) on the roof of and within the non-Premises portions of the Building. Tenant agrees to cooperate with Landlord in adopting (at Tenant’s sole cost and expense) commercially reasonable procedures to limit any interference to other equipment or facilities located on the roof of the Building caused by or attributable to the Facilities and to enable the full utilization of the roof of the Building by others.

The License granted to Tenant hereunder is personal to Health Net, Inc., and may not be assigned or otherwise transferred by Tenant, in whole or in part, to any other party. The License shall automatically terminate upon any assignment of the Lease by Tenant. Notwithstanding the foregoing, Tenant may, upon prior written notice to Landlord, assign the License in connection with and as part of an assignment of the Lease or subletting of the Premises or portion thereof, as applicable, permitted to be made by Tenant without Landlord’s consent pursuant to Section 15(a) of the Original Lease, so long as the proposed transferee agrees in writing to comply with and be bound by all the terms and conditions hereof and assumes in full the obligations of Tenant hereunder. No such assignment of the License shall relieve Tenant of any obligations or liabilities hereunder.

Tenant acknowledges and agrees that the License granted to it hereunder is a contract right and not an estate or interest in land or real property, and Tenant disclaims and waives any leasehold estate or other possessory interest in the non-Premises portions of the Building (including, without limitation, the roof of the Building) that are subject to the License.

2. Term. Unless sooner terminated pursuant to this Amendment, the License granted to Tenant hereunder shall be on a month-to-month basis only, and either party shall have the right to terminate the License at any time upon thirty (30) days written notice thereof to the other party. In addition, Landlord shall have the right to immediately revoke and terminate the License upon any failure by Tenant to observe or perform the covenants, conditions or provisions of this Amendment or the Lease to be observed or performed by Tenant where such failure shall continue for a period of five (5) days following written notice thereof from Landlord. Unless sooner terminated hereunder, the License shall automatically terminate upon the expiration or sooner termination of the Lease.

3. Permitted Uses; Compliance with Laws and CC&Rs. The installation, operation and use of the Facilities shall be at Tenant’s sole risk and expense. Tenant shall only use the Existing Repeater Facilities to receive radio transmissions for Tenant’s use in the Premises, and for no other purposes. No person or entity other than Tenant (and, following a permitted assignment of the License by Tenant pursuant to the 3rd paragraph of Section 1 above, the applicable assignee) shall have the right to use or receive transmissions from the Existing Repeater Facilities. Tenant shall only use the Rooftop Security Cameras to provide security surveillance of the exterior areas surrounding the Building, and for no other purposes. Tenant shall at all times comply with all applicable laws, statutes, ordinances and governmental rules and regulations relating to the installation, operation and use of the Facilities, and Tenant shall be responsible for obtaining and maintaining all governmental permits and approvals necessary for the lawful installation, operation and use of the Facilities, all at Tenant’s sole cost and expense. Landlord makes no representation or warranty to Tenant of any kind relating to such compliance or the availability of such permits and approvals.

Tenant acknowledges that the Project is subject to that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements dated July 28, 2000 (as the same may be amended, the “CC&Rs”), which CC&Rs, among other things, require the prior written approval of the Association (as defined in the CC&Rs) to certain installations made at the Project (including, without limitation, installations on the roof of the Building). Tenant acknowledges that Landlord has not sought or obtained the approval of the Association for the Tenant’s Rooftop Installations. The installation, use and operation of the Tenant’s Rooftop Installations by Tenant shall be subject to the CC&Rs and any and all directives of the Association made in connection therewith. Tenant shall, at its sole cost and expense, immediately comply with any and all directives of the Association relating to the Tenant’s Rooftop Installations (including, without limitations, directives requiring the removal or modification of the Tenant’s Rooftop Installations), and Tenant shall indemnify, defend and hold Landlord harmless from and against any claims made, actions commenced and penalties and fines imposed by the Association relating to any alleged violations of the CC&Rs by reason of the installation, operation or use of the Tenant’s Rooftop Installations. Landlord makes no representation or warranty to Tenant of any kind relating to the compliance or non-compliance by the Tenant’s Rooftop Installations with the CC&Rs or the availability of the Association’s approval of the Tenant’s Rooftop Installations.

4. Installation of Facilities. Landlord and Tenant acknowledge that Tenant has already installed that portion of the Facilities comprising and relating to the Existing Repeater Facilities. Prior to installing that portion of the Facilities comprising and relating to the Rooftop

Security Cameras (the “Security Camera Facilities”), Tenant shall submit to Landlord, for Landlord’s prior written approval (which approval shall not be unreasonably withheld), detailed plans and specifications for the Security Camera Facilities, including, without limitation, the locations and manner of any proposed penetrations of the roof of the Building (and, in the event that Landlord’s reasonably disapproves such plans and specifications, Tenant shall cause the same to be revised in a manner that is reasonably acceptable to Landlord). Tenant shall cause the Security Camera Facilities to be installed in accordance with the approved plans and specifications and otherwise in accordance with Section 10(a) of the Original Lease (and, for purposes of applying said Section 10(a) to such installation, the Security Camera Facilities shall constitute “Alterations” under the Lease). All contractors and subcontractors retained by Tenant to perform the installation of the Security Camera Facilities shall be subject to Landlord’s prior written approval and the requirements of Section 15 below. Tenant shall not make any changes or modifications to the Facilities without the prior written approval of Landlord, which approval may be withheld by Landlord in its reasonable discretion.

5. Maintenance and Repair. Upon installation, the Facilities shall constitute the personal property of Tenant, and Tenant shall be solely responsible for the maintenance and repair of the Facilities, all at Tenant’s sole cost and expense. All contractors and subcontractors retained by Tenant to perform such maintenance and repair shall be subject to Landlord’s prior written approval and the requirements of Section 15 below. Landlord shall have no liability whatsoever relating to any damage to or loss of the Facilities, and Tenant hereby waives all rights of recovery against Landlord on account of any such damages or loss.

6. Utilities and Taxes. Tenant shall be solely responsible for securing and furnishing all electricity and other utilities necessary for the operation and use of the Facilities, and Landlord shall have no obligation whatsoever to furnish or supply the same. All charges for such electricity and other utilities, to the extent they exceed the total electricity allocable to the Premises under the Lease, shall be borne solely by Tenant. Any interruption, curtailment or suspension in utilities necessary for the operation and/or use of the Facilities shall not impose any liability on Landlord or entitle Tenant to any abatement or reduction in Rent (and any such interruption shall not constitute a Service Interruption for purposes of the Lease). In addition to utility charges, Tenant shall pay before delinquency any and all taxes and fees levied or assessed upon the Facilities and/or the installation, operation and/or use thereof.

7. Removal of Facilities. Upon the termination of the License, Tenant shall, at its sole cost and expense, promptly remove the Facilities and repair any damage as a result thereof, and leave the portion of the roof and other areas of the Building where the Facilities were located in good condition and repair, ordinary wear and tear expected. All contractors and subcontractors retained by Tenant to perform such removal shall be subject to Landlord’s prior written approval and the requirements of Section 15 below. In the event Tenant fails to so remove the Facilities, then, in addition to all other rights and remedies, Landlord shall have the rights and remedies set forth in the 2nd paragraph of Section 26 of the Original Lease as if the Facilities had been installed in the Premises.

8. Supervision by Landlord’s Roof Contractor. Tenant acknowledges that the roof of the Building (including, without limitation, the roof membrane) is covered by a warranty provided by Landlord’s roof contractor (“Landlord’s Roof Contractor”). Tenant shall cause all work to be undertaken by Tenant in, on or about the roof of the Building in connection with the installation, maintenance, operation, use and/or removal of the Facilities (including, without limitation, any roof penetrations) to be supervised by Landlord’s Roof Contractor, and all such work shall be undertaken by Tenant and its contractors in a manner that will not void or otherwise adversely affect any then-existing warranties in favor of Landlord relating to the roof of the Building (including, without limitation, the roof membrane). All fees charged by Landlord’s Roof Contractor relating to such supervision shall be the sole responsibility of Tenant, and Tenant shall reimburse Landlord for such fees within ten (10) days following Landlord’s written demand therefor (and the reimbursement limitations and estimate requirements set forth in the 2nd to last sentence of Section 10(a) of the Original Lease shall not apply with respect to such fees).

9. Damage to Roof and Roof Leaks. Tenant shall be responsible for any damage to the roof of the Building (including, without limitation, the roof membrane) caused by Tenant or its contractors or by the Facilities, as well as any leaks in the roof attributable thereto (including due to any roof penetrations made in connection with the Facilities). In the event of any such damage or leaks, Landlord shall cause the repair work to be undertaken by its contractor at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for such costs and expenses within ten (10) days following Landlord’s written demand therefor.

10. Access to Roof and Raceways. Access to the roof of the Building and the Raceways by Tenant and its contractors shall at all times be coordinated through Landlord’s property manager, and neither Tenant nor its contractors shall be permitted to access the roof of the Building or the Raceways without having first coordinated such access with Landlord’s property manager. Tenant’s access and use of the roof of the Building and the Raceways shall be subject to such reasonable rules and regulations that Landlord or its property manager may impose in connection therewith from time to time.

11. Insurance. Tenant shall cause the insurance to be obtained and maintained by Tenant pursuant to Section 18 of the Original Lease to include, in addition to the coverages described therein, coverage insuring against any liability arising out of the installation, operation and use of the Facilities and all areas appurtenant thereto, and any damage to the Facilities. Upon the request of Landlord, Tenant shall provide Landlord with evidence of such coverages.

12. Other Charges. If Landlord’s insurance premiums and/or Real Estate Taxes increase as a result of the Facilities or any portion thereof, or if any governmental or quasi- governmental authority shall levy, assess or impose any tax, license fee, use fee or other sum against Landlord, as a result of the Facilities or any portion thereof, Tenant shall pay all such amounts to Landlord within ten (10) days following Landlord’s written demand therefor.

13. Damage or Destruction. In the event of any damage or destruction to the Building affecting the roof of the Building, either party shall have the right to terminate the License upon written notice thereof to the other party (and, upon such notice, the License shall terminate). Landlord shall have no obligation to repair any damage to the Facilities or to any portions of the Building upon which the Facilities are located.

14. Hazardous Materials. No Hazardous Materials (as defined below) shall be used in the operation, use or maintenance of the Facilities or stored by Tenant on or about the roof of the Building. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste, which is or becomes regulated by any local governmental authority, the State of California or the United States Government.

15. Union Labor. All contractors and subcontractors retained at the Project by Tenant to perform the installation, maintenance, repair and/or removal of the Facilities shall be a signatory to a union collective bargaining agreement.

16. Reimbursement of Attorneys’ Fees. Tenant shall reimburse Landlord for all attorneys’ fees and costs incurred by Landlord in connection with the preparation, negotiation and finalization of this Amendment, which reimbursement shall be made by Tenant to Landlord within thirty (30) days following Landlord’s written demand therefor.

17. General

17.1 Effect of Amendment. Except as otherwise modified by this Amendment, the Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and conditions of the Lease, on the one hand, and the terms and conditions of this Amendment, on the other hand, the terms and conditions of this Amendment shall prevail.

17.2 Counterparts. This Amendment may be executed in one (1) or more counterparts, each of which shall be considered an original counterpart, and all of which together shall constitute one and the same instrument.

17.3 Authority. Tenant, and each individual executing this Amendment on behalf of Tenant, represents and warrants that such individual is duly authorized to execute and deliver this Amendment on behalf of Tenant, that Tenant is duly authorized to enter into this Amendment, and that this Amendment is enforceable against Tenant in accordance with its terms. Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

LANDLORD:

MCMORGAN INSTITUTIONAL REAL ESTATE FUND I, LLC,

a Delaware limited liability company

By: McMorgan & Company LLC

Its: Manager

By: /s/ Frances A. Gurriere

Name: Frances A. Gurriere

Its: Vice President

TENANT:

HEALTH NET, INC.,

a Delaware corporation

By: /s/ Dennis Bell

Name: Dennis Bell

Its: Vice President of Real Estate

By: /s/ Wisdom Lu

Name: Wisdom Lu

Its: Treasurer

EXHIBIT A

PERMITTED ROOFTOP LOCATIONS

ATTACHED

Exhibit A

Roof CCTV Plan

4 Pelco Spectra Dome Cameras
Parapet mounts

C4
C1
C3
C2
Department
Champus Support Operations
Claims
Common
Computer Services
Facilities
IS Admin
Operations Administration
Provider Development
Provider Network
Provider Networking
Vacant
Floor: 3
Print Date: 3/30/2005
Revised: 7/7/2004

EXHIBIT B

DESCRIPTION OF TENANT’S ROOFTOP INSTALLATIONS

ATTACHED

Exhibit B